Exhibit 99.1

QUALITY DISTRIBUTION, INC. ANNOUNCES FIRST QUARTER RESULTS

FOR IMMEDIATE RELEASE

TAMPA, FL – May 7, 2008 – Quality Distribution, Inc. (Nasdaq: QLTY) (the “Company”) today reported the results for its first quarter ended March 31, 2008. Total revenue for the quarter increased 17.1% over the first quarter of 2007 from $178.1 million to $208.5 million. Of this increase, $19.8 million was generated from the Company’s subsidiary, Boasso America Corporation (“Boasso”) which was acquired effective December 18, 2007. Revenue, excluding fuel surcharge and excluding the acquired Boasso revenue, was flat with last year as previously disclosed: $158.5 million in 2008 compared with $159.0 million in 2007. Revenue in March was impacted by fewer workdays due to the Easter holiday.

The Company incurred a net loss for first quarter of 2008 of $1.9 million, or $0.10 per diluted share, as compared to a net loss for the same period of last year of $0.2 million, or $0.01 per diluted share. Applying a normalized tax rate of 39% would have resulted in a diluted loss per share of $0.07 for the first quarter of 2007.

The Company announced in April that it had eliminated approximately 60 positions, most of which were at its corporate office in Tampa, Florida. As a result, the annual reduction in payroll related costs is expected to be over $5 million, and the Company intends to record a pre-tax charge for severance, benefits and related costs of approximately $1.8 million in the second quarter.

Gary Enzor, President and Chief Executive Officer commented, “The decision to eliminate personnel was a difficult one, but one that was necessary given our recent financial results. The demand environment remains challenging, particularly in the construction and automotive sectors; however, there are extensive revenue opportunities available to us and we are aggressively pursuing them. At the same time, we will continue to identify further cost reduction opportunities and we are accelerating the implementation of a number of productivity initiatives. The initiatives are being implemented across a variety of functions to facilitate top-line growth and fundamentally improve the profitability of the company.”

The Company will host a conference call for investors to discuss these results on May 8, 2008 at 11:00 a.m. Eastern Time. The toll free dial-in number is 888-677-8756; the toll number is 913-981-5589; the passcode is 8543263. A replay of the call will be available until June 7, 2008, by dialing 888-203-1112; passcode; 8543263. Copies of this earnings release and other financial information about the Company may be accessed in the Investor Relations section of the Company’s website at www.qualitydistribution.com.

Headquartered in Tampa, Florida, QDI, through its subsidiaries, Quality Carriers, Inc. and Boasso America Corporation, and through its affiliates and owner-operators, provides bulk transportation and related services. QDI also provides tank cleaning services to the bulk transportation industry through its QualaWash® facilities. QDI is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, these risks and uncertainties include the Company’s substantial leverage; economic factors; downturns in customers’ business cycles or in the national economy; the cyclical nature of the transportation industry; claims exposure and insurance costs; adverse weather conditions; dependence on affiliates and owner-operators; changes in government regulation including transportation, environmental and anti-terrorism laws; the Company’s environmental remediation costs; fluctuations in fuel pricing or availability; increases in interest rates; potential disruption at U.S. ports of entry; changes in senior management; the Company’s ability to achieve projected operating objectives and debt reduction in 2008; its ability to successfully integrate acquired businesses or integrate affiliate businesses converted to Company-controlled operations; the Company’s ability to achieve projected reductions in payroll related costs; and the Company’s ability to attract and retain qualified drivers. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

Contact:	Timothy B. Page
Senior Vice President and Chief Financial Officer
800-282-2031 ext. 7376

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In 000’s) Except Per Share Data

Unaudited

	Three Months Ended March 31,
	2008	2007
OPERATING REVENUES:
Transportation	$149,259	$142,073
Other service revenues	26,745	16,968
Fuel surcharge	32,497	19,054

Total operating revenues	208,501	178,095

OPERATING EXPENSES:
Purchased transportation	119,972	115,947
Compensation	28,604	19,669
Fuel, supplies and maintenance	30,133	16,124
Depreciation and amortization	4,896	4,175
Selling and administrative	9,248	6,466
Insurance claims	5,562	6,638
Taxes and licenses	1,217	781
Communications and utilities	3,616	2,632
(Gain) loss on disposal of property and equipment	(544)	209

Total operating expenses	202,704	172,641

Operating income	5,797	5,454
Interest expense	9,151	7,677
Interest income	(117)	(199)
Other expense	10	37

Loss before taxes	(3,247)	(2,061)
Benefit from income taxes	(1,328)	(1,888)

Net loss	$(1,919)	$(173)

PER SHARE DATA:
Net loss per common share
Basic	$(0.10)	$(0.01)

Diluted	$(0.10)	$(0.01)

Weighted average number of shares
Basic	19,064	19,348
Diluted	19,064	19,348

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In 000’s)

Unaudited

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$2,695	$9,711
Accounts receivable, net	105,952	99,081
Prepaid expenses	11,502	8,150
Deferred tax asset, net	20,483	20,483
Other	6,532	6,258

Total current assets	147,164	143,683
Property and equipment, net	127,231	121,992
Goodwill	172,790	173,575
Intangibles, net	23,932	24,167
Non-current deferred tax asset, net	17,385	16,203
Other assets	13,356	14,356

Total assets	$501,858	$493,976

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of indebtedness	$1,895	$413
Current maturities of capital lease obligations	1,564	1,451
Accounts payable	16,604	17,428
Affiliates and independent owner-operators payable	17,568	12,597
Accrued expenses	30,167	25,957
Environmental liabilities	4,093	4,751
Accrued loss and damage claims	11,136	13,438
Income taxes payable	—	555

Total current liabilities	83,027	76,590
Long-term indebtedness, less current maturities	348,156	343,575
Capital lease obligations, less current maturities	3,747	3,832
Environmental liabilities	6,418	6,418
Accrued loss and damage claims	16,657	18,474
Other non-current liabilities	16,116	15,954

Total liabilities	474,121	464,843
Minority interest in subsidiary	1,833	1,833
SHAREHOLDERS’ EQUITY
Common stock	362,039	361,617
Treasury stock	(1,564)	(1,564)
Accumulated deficit	(128,065)	(126,146)
Stock recapitalization	(189,589)	(189,589)
Accumulated other comprehensive loss	(16,647)	(16,748)
Stock subscriptions receivable	(270)	(270)

Total shareholders’ equity	25,904	27,300

Total liabilities, minority interest and shareholders’ equity	$501,858	$493,976

RECONCILATION OF NET LOSS TO TAX EFFECTED NET LOSS AND RECONCILIATION

OF NET LOSS PER SHARE TO TAX EFFECTED NET LOSS PER SHARE

For the Three Months Ended March 31, 2008 and 2007

(In 000’s)

Unaudited

Tax Effected Net Loss and Tax Effected Net Loss Per Share (as defined) is presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of the Company’s business. Management uses a 39% tax rate for calculating the benefit from income taxes to normalize the Company’s tax rate to that of comparable transportation companies, and to compare Company periods with different effective tax rates. Tax Effected Net Loss and Tax Effected Net Loss Per Share are not a measure of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Tax Effected Net Loss and Tax Effected Net Loss Per Share should not be considered in isolation or as a substitute for the consolidated statements of operations and cash flow data prepared in accordance with GAAP as an indication of the Company’s operating performance or liquidity.

	Three months ended March 31,
Net Loss Reconciliation:	2008	2007
Net loss	$(1,919)	$(173)
Net loss per common share:
Basic	$(0.10)	$(0.01)

Diluted	$(0.10)	$(0.01)

Adjustments to net loss:
Benefit from income taxes	(1,328)	(1,888)

Loss before income taxes	(3,247)	(2,061)

Benefit from income taxes at 39%	(1,266)	(804)

Tax effected net loss	$(1,981)	$(1,257)

Tax effected net loss per common share:
Basic	$(0.10)	$(0.07)

Diluted	$(0.10)	$(0.07)

Weighted average number of shares:
Basic	19,064	19,348
Diluted	19,064	19,348